                                                          Exhibit 99.1
[LOGO]AEHR TEST SYSTEMS

FOR IMMEDIATE RELEASE
---------------------

Contact:

Tricia Ross
Financial Relations Board for Aehr Test Systems
Investor/Analyst Contact
(310)403-7322


             AEHR TEST SYSTEMS REPORTS 90% INCREASE IN NET SALES
                       FOR THIRD QUARTER FISCAL 2008

Fremont, CA (March 25, 2008) -- Aehr Test Systems (Nasdaq: AEHR), a leading supplier of semiconductor test and burn-in equipment, today announced financial results for the third quarter of fiscal 2008 ended February 29, 2008.

Net sales were $10.8 million in the third quarter of fiscal 2008, an increase of 90% from $5.7 million in the third quarter of fiscal 2007. Aehr Test reported net income of $1.9 million, or $0.23 per diluted share, in the third quarter of fiscal 2008, compared with net income of $265,000, or $0.03 per diluted share, in the third quarter of fiscal 2007.

Net income excluding stock compensation expense of $216,000 was $2.1 million, or $0.25 per diluted share, in the third quarter of fiscal 2008. In the same period of the prior fiscal year, net income excluding stock compensation expense of $171,000 was $433,000, or $0.05 per diluted share. The attached condensed consolidated financial statements include a table reconciling the Company's net income excluding stock compensation expense to net income calculated according to accounting principles generally accepted in the United States ("GAAP") for the three and nine months ended February 29 2008 and February 28, 2007.

"We are pleased that we continued our strong momentum in the third quarter of fiscal 2008, as we delivered substantial improvement in both net sales and net income compared to the same period of the prior year," said Rhea Posedel, chairman and chief executive officer of Aehr Test Systems. "The strong growth is primarily attributable to increasing shipments of our FOXTM-1 full wafer parallel test systems and full wafer test contactors.

"Looking ahead, we believe we have another catalyst that will help drive our future growth. We recently received customer acceptance for our first FOX-15 wafer-level burn-in system. We believe this will open the doors to other customers that are looking for a more cost-effective tool for processing wafers for their automotive and Known Good Die applications," said Posedel.

Net sales were $28.1 million in the first nine months of fiscal 2008, compared with $19.1 million in the first nine months of fiscal 2007. Net income for the first nine months of fiscal 2008 was $4.1 million, or $0.48 per diluted share, compared with net income of $1.5 million, or $0.18 per diluted share, in the same period of the prior fiscal year.



                                  -more-

Aehr Test Systems Reports Third Quarter Fiscal 2008 Results
March 25, 2008
Page 2 of 5

At February 29, 2008, cash and cash equivalents and short-term investments were $6.1 million. Aehr Test closed the third quarter of fiscal 2008 with no outstanding debt and shareholders' equity of $29.5 million, or $3.66 per share outstanding, at February 29, 2008.

Commenting on the outlook for the fourth quarter of fiscal 2008, Gary Larson, vice president and chief financial officer of Aehr Test Systems, said, "We believe that, with our backlog of FOX-1 products and our anticipated revenues associated with the FOX-15 system, our net sales in the fourth quarter of fiscal 2008 will be somewhat higher than those in the third quarter."

Management Conference Call
Management of Aehr Test will host a conference call and webcast today, March 25, 2008 at 5:00 p.m. Eastern (2:00 p.m. Pacific) to discuss the Company's third quarter fiscal 2008 operating results. The conference call will be accessible live via the internet at www.aehr.com. Please go to the website at least 15 minutes before start time to register, download and install any necessary audio software. A replay of the webcast will be available at www.aehr.com for 90 days.

About Aehr Test Systems
Headquartered in Fremont, California, Aehr Test Systems is a leading worldwide provider of systems for burning-in and testing DRAMs, flash, and other memory and logic integrated circuits and has an installed base of more than 2,500 systems worldwide. Aehr Test has developed and introduced several innovative products, including the FOX, MTX and MAX systems and the DiePakR carrier. The FOX system is a full wafer contact test and burn-in system.
The MTX system is a massively parallel test system designed to reduce the cost of memory testing by performing both test and burn-in on thousands of devices simultaneously. The MAX system can effectively burn-in and functionally test complex devices, such as digital signal processors, microprocessors, microcontrollers and systems-on-a-chip. The DiePak carrier is a reusable, temporary package that enables IC manufacturers to perform cost-effective final test and burn-in of bare die. For more information, please visit the Company's website at www.aehr.com.

Safe Harbor Statement
This release contains forward-looking statements that involve risks and uncertainties relating to projections regarding revenues and customer demand and acceptance of Aehr Test's products. Actual results may vary from projected results. These risks and uncertainties include without limitation, economic conditions in Asia and elsewhere, acceptance by customers of Aehr Test's technologies, acceptance by customers of the systems shipped upon receipt of a purchase order and the ability of new products to meet customer needs or perform as described, and the Company's development and manufacture of a commercially successful wafer-level test and burn-in system. See Aehr Test's recent 10-K report and other reports from time to time filed with the U.S. Securities and Exchange Commission for a more detailed description of the risks facing our business. The Company disclaims any obligation to update information contained in any forward-looking statement to reflect events or circumstances occurring after the date of this press release.

                         [Financial Tables to Follow]

                                  -more-

Aehr Test Systems Reports Third Quarter Fiscal 2008 Results
March 25, 2008
Page 3 of 5

                          AEHR TEST SYSTEMS AND SUBSIDIARIES
                     Condensed Consolidated Statements of Income
                        (in thousands, except per share data)
                                   (Unaudited)

                                    Three Months Ended       Nine Months Ended
                                 ------------------------  -----------------------
                                 February 29, February 28, February 29,February 28,
                                    2008         2007         2008        2007
                                 -----------  -----------  ----------- -----------
Net sales........................    $10,792       $5,687      $28,127     $19,072
Cost of sales....................      5,262        2,369       13,532       9,542
                                 -----------  -----------  ----------- -----------
Gross profit.....................      5,530        3,318       14,595       9,530
                                 -----------  -----------  ----------- -----------
Operating expenses:
  Selling, general and
  administrative.................      2,001        1,619        5,664       4,773
  Research and development.......      1,826        1,634        4,919       4,543
                                 -----------  -----------  ----------- -----------
    Total operating expenses.....      3,827        3,253       10,583       9,316
                                 -----------  -----------  ----------- -----------
    Income from operations.......      1,703           65        4,012         214

Interest income..................         55          134          213         390
Other income (expense), net .....         38           70          (70)        937
                                 -----------  -----------  ----------- -----------
    Income before income tax
    expense (benefit)............      1,796          269        4,155       1,541

Income tax expense (benefit).....       (130)           4           84          32
                                 -----------  -----------  ----------- -----------
    Net income ..................     $1,926       $  265      $ 4,071     $ 1,509
                                 ===========  ===========  =========== ===========

Net income per share
    Basic........................     $ 0.24       $ 0.03      $  0.51     $  0.20
    Diluted......................     $ 0.23       $ 0.03      $  0.48     $  0.18

Shares used in per share calculations:
    Basic........................      8,025        7,765        7,919       7,732
    Diluted......................      8,476        8,115        8,398       8,228





                                      -more-

Aehr Test Systems Reports Third Quarter Fiscal 2008 Results
March 25, 2008
Page 4 of 5

                          AEHR TEST SYSTEMS AND SUBSIDIARIES
                    Reconciliation of GAAP and Non-GAAP Results
                      (in thousands, except per share data)
                                   (Unaudited)

Reconciliation of non-GAAP Financial Measure - net income to net income excluding stock compensation expense

                                       Three Months Ended      Nine Months Ended
                                    -----------------------  -----------------------
                                    February 29, February 28, February 29,February 28,
                                       2008         2007        2008        2007
                                    -----------  ----------  ----------- -----------
Net income .........................     $1,926        $265       $4,071      $1,509

Stock compensation expense .........        216         171          612         506
                                    -----------  ----------  ----------- -----------
    Income before income taxes, excluding
       stock compensation expense ..      2,142         436        4,683       2,015

Income tax expense .................          4           3           12           9
                                    -----------  ----------  ----------- -----------
    Net income excluding stock
       compensation expense ........     $2,138        $433       $4,671      $2,006
                                    ===========  ==========  =========== ===========

Diluted net income per share excluding
    stock compensation expense .....     $ 0.25       $0.05       $ 0.56      $ 0.24
                                    ===========  ==========  =========== ===========


Net income excluding stock compensation expense is a non-GAAP measure and should not be considered a replacement for GAAP results.

Net income excluding stock compensation expense is a financial measure the Company uses to evaluate the underlying results and operating performance of the business. The difference between net income (the most comparable GAAP measure) and net income excluding stock compensation expense (the non-GAAP measure) reflects the impact of applying SFAS 123R to the current period. The limitation of this measure is that it excludes an item that impacts the Company's current period net income. This limitation is best addressed by using this measure in combination with net income (the most comparable GAAP measure) because net income excluding stock compensation expense does not reflect the impact of SFAS 123R and may be higher than net income (the most comparable GAAP measure).




                                      -more-

Aehr Test Systems Reports Third Quarter Fiscal 2008 Results
March 25, 2008
Page 5 of 5

                           AEHR TEST SYSTEMS AND SUBSIDIARIES
                          Condensed Consolidated Balance Sheets
                          (in thousands, except per share data)
                                      (Unaudited)

                                                         February 29,      May 31,
                                                             2008           2007
                                                         -----------    -----------
ASSETS
Current assets:
  Cash and cash equivalents ..........................       $ 5,774        $ 6,564
  Short-term investments .............................           300          2,987
  Accounts receivable, net............................        17,977          6,614
  Inventories ........................................         9,431          9,701
  Prepaid expenses and other .........................           346            326
                                                         -----------    -----------
      Total current assets ...........................        33,828         26,192

Property and equipment, net ..........................         1,779          1,689
Goodwill .............................................           274            274
Other assets..........................................           531            520
                                                         -----------    -----------
      Total assets ...................................       $36,412        $28,675
                                                         ===========    ===========

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Accounts payable ...................................       $ 2,522        $ 2,517
  Accrued expenses ...................................         4,129          2,927
  Deferred revenue ...................................           167            378
                                                         -----------    -----------
      Total current liabilities ......................         6,818          5,822

Deferred lease commitment ............................           110            185
                                                         -----------    -----------
      Total liabilities ..............................         6,928          6,007
                                                         -----------    -----------
Shareholders' equity .................................        29,484         22,668
                                                         -----------    -----------
      Total liabilities and shareholders' equity .....       $36,412        $28,675
                                                         ===========    ===========




                                        # # #